EXHIBIT 10.13

MORNINGSTAR, INC.
2011 STOCK INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT
(As Amended and Restated Effective December 3, 2015)
THIS PERFORMANCE SHARE AWARD AGREEMENT (including Schedule 1 hereto, the “Award Agreement”) is made under the Morningstar, Inc. 2011 Stock Incentive Plan (the “Plan”) as of the Grant Date specified in Schedule 1 to this Award Agreement (“Schedule 1”). Any term capitalized but not defined in this Award Agreement will have the meaning set forth in the Plan.
BETWEEN:

(1)	MORNINGSTAR, INC., an Illinois corporation (the “Company”); and

(2)	The Participant identified in Schedule 1.
1    GRANT OF PERFORMANCE SHARES

1.1
In accordance with the terms of the Plan and subject to the terms and conditions of this Award Agreement, the Company hereby grants to the Participant a Performance Share Award with respect to the number of Performance Shares determined in accordance with the performance conditions specified in Schedule 1 (the “Performance Conditions”). The Performance Shares shall constitute performance-based Restricted Stock Units granted pursuant to Section 3.3 of the Plan.

1.2
Each Performance Share is a notional amount that represents one unvested share of common stock, no par value, of the Company (a “Share”). Each Performance Share constitutes the right, subject to the terms and conditions of the Plan and this Award Agreement, to distribution of a Share if and to the extent the Performance Conditions are satisfied and the Performance Shares become vested.

1.3
This Award Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Participant hereby agrees to be bound by the terms of this Award Agreement and the Plan.

1.4	Further details of the Performance Shares granted to the Participant under the terms of this Award Agreement are set forth in Schedule 1.

2	RIGHTS AS A SHAREHOLDER

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2.1
Unless and until a Performance Share has been earned and vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote that Share or have any right to dividends, dividend equivalents or other distributions with respect to that Share; provided that the number and class of securities subject to this Award Agreement shall be subject to adjustment in accordance with Section 5.7 of the Plan.

3	TERMINATION OF SERVICE AND OTHER CHANGES IN SERVICE STATUS

3.1
If the Participant’s Service (as defined in Section 3.7) terminates for any reason other than Disability (as defined in Section 3.6), death or a termination by the Company without Cause (as defined in Section 3.5), the Participant will forfeit the right to receive Shares underlying any Performance Shares that have not been earned and vested at that time.

3.2
If the Participant’s Service terminates on account of the Disability or death of the Participant, the Performance Conditions shall be deemed to have been satisfied at the target level set forth on Schedule 1, and the Participant shall become vested in a prorated number of Performance Shares, based on the number of whole months in the Performance Period prior to the termination of the Participant’s Service. The Shares underlying such vested Performance Shares shall be distributed to the Participant or the Participant’s beneficiary under the Plan as soon as practicable, but in no event later than 2½ months after the last day of the calendar year in which the Participant’s Service terminates in accordance with this Section 3.2.

3.3
If the Participant’s Service is terminated by the Company without Cause, the Performance Period shall continue through the last day thereof and the Participant shall become vested in the number of Performance Shares that would have been earned had the Participant’s employment continued through the last day of the Performance Period, based on the actual attainment of the Performance Conditions, but prorated to reflect the number of whole months in the Performance Period prior to the termination of the Participant’s Service. The Shares underlying such vested Performance Shares shall be distributed to the Participant in accordance with Section 4.1 of this Award Agreement.

3.4	For purposes of this Award Agreement, "Affiliate” means an entity that is (directly or indirectly) controlled by, or controls, the Company.

3.5
For purposes of this Award Agreement, “Cause” shall mean the Participant’s: (i) willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting

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from his or her incapacity due to physical or mental illness); (ii) commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or (iii) commission or conviction of, or plea of nolo contendere to, any felony or any crime significantly injurious to the Company or an Affiliate. An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion.

3.6	Notwithstanding anything in the Plan to the contrary, for purposes of this Award Agreement, “Disability” shall mean the condition of being “disabled” as provided in Code Section 409A(a)(2)(C).

3.7
For purposes of this Award Agreement “Service” means the provision of services to the Company or its Affiliates in the capacity of an employee or a member of the Board but not as a consultant to the Company or an Affiliate. For purposes of this Award Agreement, the transfer of an employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an employee is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the employee ceases to perform services for the Company or any Affiliate, the employee shall incur a termination of Service.

4	TIMING AND FORM OF PAYMENT

4.1
Once a Performance Share is earned and vested and the Committee has certified in writing the achievement of the Performance Conditions, the Participant will be entitled to receive a Share in its place. Delivery of the Share will be made as soon as administratively feasible after its associated Performance Share vests, but no later than 2½ months from the end of the calendar year in which such vesting occurs. Shares delivered under this Award Agreement shall be subject to the Company’s share retention policy, as in effect from time to time.

5	WITHHOLDING OBLIGATIONS

5.1
Without limiting the Company’s power or rights pursuant to Section 5.5 of the Plan, amounts required by tax law or regulation to be withheld by the Company with respect to any taxable event arising under this Award Agreement will be satisfied by having Shares withheld in accordance with Section 5.5 of the Plan. In addition, the Participant may elect to deliver to

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the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

6	NOTICES

6.1
Any notice or other communication required or permitted under this Award Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, Attention: General Counsel. Notice to the Participant should be sent to the address of the Participant contained in the Company’s records. Either party may change the person and/or address to whom the other party must give notice by giving such other party written notice of such change, in accordance with the procedures described above.

7	CONSTRUCTION

7.1	The Performance Shares granted hereunder are subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.

7.2
The Company and the Participant may amend this Award Agreement only by a written instrument signed by both parties, provided, that the Company may amend this Award Agreement without further action by the Participant if (i) such amendment is deemed by the Company to be advisable or necessary to comply with applicable law, rule, or, regulation, including Section 409A of the Code, or (ii) if such amendment is not to the detriment of the Participant.

7.3	The parties may execute this Award Agreement in one or more counterparts, all of which together shall constitute but one Award Agreement.
IN WITNESS whereof the parties have executed this Performance Share Award Agreement as of the Grant Date specified in Schedule 1.

Participant

_____________________
(Participant’s signature)

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_____________________
(Print name)

Morningstar, Inc.
By:___________________
Its:___________________

PLEASE RETURN BY: «DATE»

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SCHEDULE 1
DETAILS OF PERFORMANCE SHARES GRANTED TO THE PARTICIPANT

Participant’s name:	«First» «Name»
Grant Date:	«Grant Date»
Performance Period:	«Performance Period»
Target Number of Performance Shares:	«Target Number of Performance Shares»
Performance Conditions:
Subject to the terms of the Award Agreement and the Plan, the Performance Shares shall vest based on the Company’s Cumulative Revenue accrued for the Performance Period, determined in accordance with the following schedule:

The vesting percentage of the Performance Shares shall be determined using straight-line interpolation between the performance levels set forth above, and none of the Performance Shares shall vest if performance is below the threshold performance level. The number of Performance Shares that become vested shall be rounded down to the nearest whole share.
For purposes of this Award, “Cumulative Revenue” shall mean the sum of the Company’s Revenue for each fiscal year in the Performance Period as reported in the Company’s audited consolidated financial statements.

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The Cumulative Revenue targets set forth herein (Threshold, Target and Maximum) shall be adjusted to reflect acquisitions, dispositions and discontinued operations that occur during the Performance Period. In addition, the amount of Cumulative Revenue shall be adjusted to reflect any changes in foreign currency exchange rates during the Performance Period. The Committee may, in its sole discretion, reduce, but not increase, the percentage of Performance Shares that vest at any level of performance.

Service Vesting of Performance Shares:
Subject to, and except as otherwise provided by, the Award Agreement, including Section 3.2 and Section 3.3 thereof, the Performance Shares that are earned pursuant to the attainment of the Performance Conditions set forth in this Schedule 1 shall vest only if the Participant has remained in continuous Service until the last day of the Performance Period.